UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
November 14, 2007

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2007, the registrant entered into an agreement for the purchase of titanium sponge (the “Supply Agreement”) with Toho Titanium Co., Ltd.

The Supply Agreement provides for the registrant’s purchase of specified volumes of titanium sponge commencing January 1, 2010 through December 31, 2024.  The Supply Agreement includes certain volume purchase and supply requirements, provisions regarding specified price ranges, annual pricing mechanisms within such ranges and potential periodic adjustments of the price ranges if certain cost indexes exceed specified levels.

The Supply Agreement will be filed as an exhibit to the registrant’s Annual Report on Form 10-K for the year ending December 31, 2007, and portions of the Supply Agreement will be omitted pursuant to a request for confidential treatment.  The foregoing summary of the Supply Agreement is qualified in its entirety by reference to all of the terms of the Supply Agreement.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on November 19, 2007, a copy of which is attached hereto as Exhibit 99.1.  This exhibit that the registrant has furnished in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated November 19, 2007 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ Clarence B. Brown, III
Date: November 19, 2007	Clarence B. Brown, III, Assistant Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated November 19, 2007 issued by the registrant.